UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

Eiger BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36183	33-0971591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2155 Park Blvd. Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 272-6138

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of a New Director.

On April 12, 2019, our board of directors elected Amit K. Sachdev to serve on our board effective April 15, 2019, until his successor is elected and qualified, or sooner in the event of his death, resignation or removal. Mr. Sachdev joins the class of directors whose term expires at our 2020 annual stockholders’ meeting. Our board of directors has determined that Mr. Sachdev meets the requirements for independence under the applicable listing standards of The Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended.

Mr. Sachdev will be entitled to receive compensation in accordance with our Non-Employee Director Compensation Policy, a copy of which is attached as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the period ended March 31, 2017, which was filed with the Securities and Exchange Commission on May 12, 2017. Mr. Sachdev also will enter into our standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Sachdev and any other persons pursuant to which he was elected as a member of our board of directors. There are no family relationships between Mr. Sachdev and any director, executive officer, or any person nominated or chosen by us to become a director or executive officer. Mr. Sachdev is not a party to any current or proposed transaction with us for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eiger BioPharmaceuticals, Inc.

Dated: April 15, 2019

	By:	/s/ Sriram Ryali
Sriram Ryali
Chief Financial Officer